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Exhibit 5.1

[Letterhead of Stoel Rives LLP]

August 15, 2002

Board of Directors
Oregon Steel Mills, Inc.
1000 SW Broadway, Suite 2200
Portland, OR 97205

Board of Directors
New CF&I, Inc.
1000 S.W. Broadway, Suite 2200
Portland, OR 97205

General Partner
CF&I Steel, L.P.
1000 S.W. Broadway, Suite 2200
Portland, OR 97205

        We have acted as counsel for Oregon Steel Mills, Inc. (the "Company") and for New CF&I, Inc. ("New CF&I") and CF&I Steel, L.P. ("CF&I" and together with New CF&I, the "Guarantors") in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933 covering $305,000,000 aggregate principal amount of the Company's 10% First Mortgage Notes due 2009 (the "Exchange Notes") being offered for exchange by the Company and the issuance by the Guarantors of the guarantees with respect to the Exchange Notes (the "Exchange Guarantees"). We have reviewed the corporate action of the Company and the Guarantors in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion, including, but not limited to, the Indenture, dated as of July 15, 2002, among the Company, US Bank National Association, and the Guarantors (the "Indenture").

        Based on the foregoing, it is our opinion that:

  (i)
  Each of the Company and New CF&I is a corporation validly existing and in good standing under the laws of the State of Delaware;

  (ii)
  CF&I Steel is a limited partnership validly existing and in good standing under the laws of the State of Delaware; and

  (iii)
  The Notes and the Guarantees have been duly authorized and legally issued and the Notes are fully paid and non-assessable.

        We consent to the use of our name in the Registration Statement and in the prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
STOEL RIVES LLP

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Exhibit 5.1